Exhibit 10.15

SECOND AMENDMENT TO SUBLEASE AGREEMENT

THIS SECOND AMENDMENT TO THE SUBLEASE AGREEMENT (this “Second Amendment”) is entered into effective as of this 22nd day of May, 2015 (the “Effective Date”) by and between TC Loan Service, LLC, a Delaware limited liability company with a principal business address of 4150 International Plaza, Suite 400, Fort Worth, Texas 76109 (“Sublessor”), and Elevate Credit Service, LLC, a Delaware limited liability company with a principal business address of 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 (“Sublessee”).

Recitals

A. WHEREAS, Sublessor is the tenant of premises located at Spectrum Center 5080 Spectrum Drive Addison, Texas (“Leased Premises”) more particularly described in that certain master lease, most recently amended on January 31, 2013, between Granite Properties COP-Spectrum Center, LLC (“Landlord”), as landlord, and Sublessor, as tenant (such lease, all exhibits thereto, and any amendments or addendums thereto as amended is referred to as the “Prime Lease”).

B. WHEREAS, there is a Sublease negotiated and executed by Sublessor and Sublessee pursuant to that certain Distribution Agreement between Sublessor and Sublessee dated as of May 1, 2014 (the “Distribution Agreement”).

C. WHEREAS, Sublessee and Sublessee entered into an Amendment to Sublease Agreement on December 1, 2014 (“First Amendment”) in order for Sublessee to sublet certain additional portions of the Leased Premises from Sublessor for the term and upon the other conditions hereinafter set forth in that First Amendment.

D. WHEREAS, Sublessee desires to sublet from Sublessor and Sublessor is willing to sublet the same portion of the Leased Premises referred to in the First Amendment for an extended term as set forth herein.

E. NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1.	Paragraph 4 Term and Termination of the Amendment to Sublease Agreement is hereby deleted in its entirety and replaced by inserting the following in lieu thereof:

Term and Termination.

a. Subject to Section 4(b), the “Term” of this Sublease shall commence on the Effective Date and end on September 30, 2018.

b. This Sublease shall terminate on the first to occur of the following: (i) one (1) calendar day before the expiration of the term of the Prime Lease; (ii) the date upon which the Prime Lease is terminated as a result of any provisions of the Prime Lease; or (iii) the date upon which Sublessee’s right to occupancy the Additional Subleased Premises is terminated pursuant to this Sublease or as provided by law.

2.	Except as set forth in this Second Amendment, the Prime Lease is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the undersigned has caused this Second Amendment to the Sublease Agreement to be signed by its duly authorized representative as of the Effective Date.

SUBLESSOR:			SUBLESSEE:

TC LOAN SERVICE, LLC			ELEVATE CREDIT SERVICE, LLC

By:	/s/ Nina Vitagliano		By:	/s/ Christopher Lutes
	Name:	Nina Vitagliano		Name:	Christopher Lutes
	Title:	Chief Financial Officer		Title:	Chief Financial Officer

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